                                                                    Exhibit 23.5


                                                                    June 6, 2002


Mr. Stuart McFarland
Secretary
Newcastle Investment Corp.
1251 Avenue of the Americas
New York, NY 10020


               RE: Newcastle Investment Corp.'s Registration Statement
                   on Form S-11
                   ___________________________________________________

Dear Mr. Stuart McFarland:

     I hereby consent to being named in Newcastle Investment Corp.'s (the "Company") Registration Statement on Form S-11 as a director of the Company upon completion of the Company's initial public offering.


                                                  Very truly yours,


                                                  /s/ Stuart McFarland
                                                  ________________
                                                      Stuart McFarland